UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: January 31, 2006
(DATE OF EARLIEST EVENT REPORTED)

REMINGTON OIL AND GAS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-11516 (Commission File No.)	75-2369148 (IRS Employer Identification Number)

8201 PRESTON ROAD — SUITE 600 Dallas, Texas (Address of principal executive offices)	75225-6211 (Zip Code)

(214) 210-2650
Registrant’s Telephone Number Including Area Code

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Signatures

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     Executive Officer Compensation
     By resolution at its January 20, 2006 meeting, the Compensation Committee of the Board of Directors approved Remington’s 2005 performance bonus pool in a total amount of approximately $1.8 million. The Board of Directors approved the 2005 performance bonus pool by a unanimous vote at its January 22, 2006 special meeting relating to the proposed merger between Remington and a wholly owned subsidiary of Cal Dive International, Inc. On January 31, 2006, based on the recommendations of Mr. James A. Watt, Chairman and Chief Executive Officer of Remington, and in accordance with the Compensation Committee Charter, the following performance bonuses, under the 2005 performance bonus pool, were awarded to named executive officers other than Mr. Watt:

Murphy, Robert	President/COO	$240,000
Cox, Greg	Sr. Vice President/Exploration	$96,000
Smith, Frank	Sr. Vice President/Finance	$73,600
Craig, Steve	Sr. Vice President	$73,200

          Forward-Looking Statements
          Statements in this report regarding the proposed merger between Remington and Cal Dive, the expected timetable for completing the transaction, financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Remington or Cal Dive managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: stockholders could not vote to approve the transaction; regulatory approvals might not be obtained; the ability to consummate the transaction; and the other factors described in Remington’s and Cal Dive’s respective Annual Reports on Form 10-K for the year ended December 31, 2004 and the companies’ most recent quarterly reports filed with the SEC. Remington disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this report.
          Additional Information
          Remington and Cal Dive will file a proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (“SEC”). Investors are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Remington free of charge by requesting them in writing from Remington or by telephone at (214) 210-2650. You may obtain documents filed with the SEC by Cal Dive free of charge by requesting them in writing from Cal Dive at 400 N. Sam Houston Parkway E., Suite 400, Houston, Texas 77060, or by telephone at (281) 618-0400.
          SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

          Remington and Cal Dive, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Remington in connection with the merger. Information about the directors and executive officers of Remington and their ownership of Remington stock is set forth in the proxy statement for Remington’s 2005 Annual Meeting of Stockholders. Information about the directors and executive officers of Cal Dive and their ownership of Cal Dive stock is set forth in the proxy statement for Cal Dive’s 2005 Annual Meeting of Shareholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.

Signatures
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant as of the date below has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REMINGTON OIL AND GAS CORPORATION

February 6, 2006	By:	/s/ James A. Watt

James A. Watt
Chairman and Chief Executive Officer